UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 5, 2007
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (714) 765-0010
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On November 5, 2007, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, our Board of Directors accepted and ratified the conclusions and recommendations of management with respect to the following actions:

Ford Employment Agreement

On November 5, 2007, the Company agreed to renew the employment of Robert Ford as President and Chief Executive Officer of the Company. Pursuant to an Executive Employment Agreement dated November 5, 2007, a copy of which is attached to this current report as Exhibit 10.1. The Company and Mr. Ford agreed to the terms and conditions contained in the attached agreement.

Hemingway Employment Agreement

On November 5, 2007, the Company agreed to renew the employment of Tom Hemingway as Chairman and Chief Operating Officer of the Company. Pursuant to an Executive Employment Agreement dated November 5, 2007, a copy of which is attached to this current report as Exhibit 10.2. The Company and Mr. Hemingway agreed to the terms and conditions contained in the attached agreement.

Hemingway Employment Agreement

On November 5, 2007, the Company agreed to the employment of David Noyes as Chief Financial Officer of the Company. Pursuant to an Executive Employment Agreement dated November 5, 2007, a copy of which is attached to this current report as Exhibit 10.3. The Company and Mr. Noyes agreed to the terms and conditions contained in the attached agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Robert Ford Executive Employment Agreement

10.2	Thomas Hemingway Executive Employment Agreement

10.3	David Noyes Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTPHASE WIRELESS, INC.

Date: November 7, 2007	By:	/s/ Robert M. Ford
Robert M. Ford President / Chief Executive Officer